As filed with the Securities and Exchange Commission on March 15, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________
Outbrain Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	20-5391629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________________
111 West 19th Street
New York, NY 10011
(Address of principal executive offices)
__________________________
2021 Long Term Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)
__________________________
Yaron Galai
David Kostman
Co-Chief Executive Officers
Outbrain Inc.
111 West 19th Street
New York, NY 10011
(646) 867-0149
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copies of all correspondence to:

Ellen S. Knarr, Esq. Day Pitney LLP One Jefferson Road Parsippany, NJ 07960 Tel: (973) 966-6300	Veronica Gonzalez, Esq. Outbrain Inc. 111 West 19th Street New York, NY 10011 Tel: (646) 867-0149
__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration of Additional Securities

Pursuant to General Instruction E to Form S-8, Outbrain Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of common stock, $0.001 par value per share, of the Registrant (“Common Stock”) for issuance under the 2021 Long-Term Incentive Plan (the “LTIP”) and the 2021 Employee Stock Purchase Plan (the “ESPP”). The number of shares of Common Stock available for issuance under the LTIP is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (ii) such smaller amount as the Compensation Committee of the Registrant’s Board of Directors, in its discretion, determines (the “LTIP Evergreen Provision”). The number of shares of Common Stock available for issuance under the ESPP is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) one percent (1%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (ii) such smaller amount as the Registrant’s Board of Directors, in its discretion, determines (the “ESPP Evergreen Provision”). On January 1, 2022, the number of shares of Common Stock available for issuance under the LTIP and the ESPP increased by 2,835,069 and 567,013 shares, respectively, pursuant to the LTIP Evergreen Provision and the ESPP Evergreen Provision. On January 1, 2023, the number of shares of Common Stock available for issuance under the LTIP and the ESPP increased by 2,611,337 and 522,267 shares, respectively, pursuant to the LTIP Evergreen Provision and the ESPP Evergreen Provision. This Registration Statement registers such additional shares of Common Stock. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 6, 2021 (File No. 333-258535) (the “Original Registration Statement”), which registered 5,050,000 shares of Common Stock under the LTIP and 1,263,000 shares of Common Stock under the ESPP, except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 15, 2023;
b.the Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2023; and
c.The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40643) filed with the Commission on July 20, 2021, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that any such documents or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1	Twelfth Amended and Restated Certificate of Incorporation of the Company, as currently in effect.	S-1/A	333-257525	3.5	July 20, 2021
3.2	Amended and Restated By-laws of the Company, as currently in effect.	S-1/A	333-257525	3.4	July 20, 2021
4.1	Specimen stock certificate.	S-1/A	333-257525	4.1	July 20, 2021
4.2	2021 Long-Term Incentive Plan, and foreign addenda.	S-1/A	333-257525	10.4	July 20, 2021
4.3	Form of 2021 Employee Stock Purchase Plan.	S-1/A	333-257525	10.14	July 20, 2021
5.1*	Opinion of Day Pitney LLP.
23.1*	Consent of Day Pitney LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accountants.
24.1*	Power of attorney (included in signature page hereto).
107*	Filing Fee Table
_______________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 15, 2023.

OUTBRAIN INC.
By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yaron Galai, David Kostman, Jason Kiviat and Veronica Gonzalez, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Outbrain Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yaron Galai	Co-Founder and Co-Chief Executive Officer and Chairman of the Board (principal executive officer)	March 15, 2023
Yaron Galai

/s/ David Kostman	Co-Chief Executive Officer and Director (principal executive officer)	March 15, 2023
David Kostman

/s/ Jason Kiviat	Chief Financial Officer (principal financial officer)	March 15, 2023
Jason Kiviat

/s/ Wenkai Bradshaw	Chief Accounting Officer and SVP, Corporate Controller (principal accounting officer)	March 15, 2023
Wenkai Bradshaw

/s/Yoni Cheifetz	Director	March 15, 2023
Jonathan (Yoni) Cheifetz

/s/Nithya B. Das	Director	March 15, 2023
Nithya B. Das

/s/Shlomo Dovrat	Director	March 15, 2023
Shlomo Dovrat

/s/ Kate Taneyhill Jhaveri	Director	March 15, 2023
Kate Taneyhill Jhaveri

/s/Yaffa Krindel	Director	March 15, 2023
Yaffa Krindel

/s/Arne Wolter	Director	March 15, 2023
Arne Wolter